EXHIBIT 21

                LIST OF SUBSIDIARIES OF FULL HOUSE RESORTS, INC.

   NAME OF SUBSIDIARY                          JURISDICTION OF INCORPORATION
   ------------------                          -----------------------------

Deadwood Gulch Resort and
   Gaming Corp.                                         South Dakota

Full House Subsidiary, Inc.                               Delaware

Full House Subsidiary of
   Nevada, Inc.                                            Nevada

Full House Subsidiary of
   Oregon, Inc.***                                        Delaware

Full House Joint Venture
   Subsidiary, Inc.                                       Delaware

Gaming Entertainment, LLC*                                Delaware

Gaming Entertainment
   (Delaware), LLC*                                       Delaware

Gaming Entertainment
   (Michigan), LLC*                                       Delaware

Gaming Entertainment
   (California), LLC*                                     Delaware

Greenhouse Management, Inc.**                             Michigan


  *50% owned
 **85% owned
***Dissolved March 6, 1998